SCHEDULE 14C
                                (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[x]  Preliminary Information Statement     [ ] Confidential, for use of
                                               the Commission only
[ ]  Definitive Information Statement

                             Buy It Cheap.com, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
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   [ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)   Title of each class of securities to which transaction applies:

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    2)   Aggregate number of securities to which transaction applies:

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    3)   Price per unit or other underlying value of transaction pursuant to
         Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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    4)   Proposed maximum aggregate value of transaction:

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    5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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         registration statement number, or the Form or Schedule and the date
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    1)   Amount Previously Paid:

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    4)   Date Filed:

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                           BUY IT CHEAP.COM, INC.
                        100 Wall Street, 15th Floor
                         New York, New York 10005


                           INFORMATION STATEMENT
                           ---------------------

To the Holders of the Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Buy It Cheap.com, Inc. have given their written consent to a resolution adopted by the Board of Directors of Buy It Cheap.com to amend the certificate of incorporation of Buy It Cheap.com so as (1) to change the name of the company to "Advanced Battery Technologies, Inc.," (2) to increase the authorized number of common shares to 60,000,000, and (3) to effect a reverse split of Buy It Cheap.com's outstanding Common Stock in the ratio of 1:10. The Board of Directors and majority shareholders have also approved a restatement of the certificate of incorporation to integrate into a single instrument all of the provisions of the certificate of incorporation now in effect. We anticipate that this Information Statement will be mailed on June 1, 2004 to shareholders of record. On or after June 22, 2004, the amendment and restatement of the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Buy It Cheap.com will not hold a meeting of its shareholders to consider or vote upon the amendment and restatement of Buy It Cheap.com's certificate of incorporation.



                     WE ARE NOT ASKING YOU FOR A PROXY.
                  YOU ARE REQUESTED NOT TO SEND US A PROXY.



June 1, 2004                            JOHN C. LEO, Secretary




               VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on May 19, 2004 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 20,000,000 shares of common stock, par value $0.001, and 806,113 shares of Series D Preferred Stock. Each share of common stock is entitled to one vote; each share of Series D Preferred Stock is entitled to one hundred votes. On the Record Date, there were 19,842,582 shares of common stock and 806,113 shares of Series D Preferred Stock issued, outstanding and entitled to vote.

     The following table sets forth the number of shares of common stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of Buy It Cheap.com's voting stock, as well as the ownership of such shares by each member of Buy It Cheap.com's Board of Directors and the shares beneficially owned by its officers and directors as a group. For this purpose, each outstanding shares of Series D Preferred Stock has been treated as having been converted into 100 common shares.


     Name and Address of           Amount and Nature of          Percent
     Beneficial Owner              Beneficial Ownership          of Class
     ------------------------------------------------------------------------
     Zhiguo Fu                       39,119,160                   38.94%
     Heilongjiang ZhongQiang
      Power-Tech Co., Ltd.
     Weiyou Road, Shuangcheng
     Heilongjiang 150100
     People's Republic of China

     John C. Leo                              -                       -%
     100 Wall Street, 15th Floor
     New York, NY 10005

     All directors as a group
      (2 persons)                    39,119,160                   38.94%

     Warner Technology &
      Investment Corp                 9,141,000                    9.10%
     701 East Linden Avenue
     Linden, NJ 07036

     Xiuhua Tang                      8,276,332                    8.24%
     Heilongjiang ZhongQiang
      Power-Tech Co., Ltd.
     Weiyou Road, Shuangcheng
     Heilongjiang 150100
     People's Republic of China




                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                     TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of Buy It Cheap.com has unanimously adopted a resolution to change the name of the corporation from "Buy It Cheap.com, Inc." to "Advanced Battery Technologies, Inc." The holders of shares representing a majority of Buy It Cheap.com's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after June 22, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The name change has been approved because the new name better represents the corporation's business. The corporation is now a holding company whose only subsidiary owns 70% of the capital stock of Heilongjiang ZhongQiang Power-Tech Co., Ltd., a China limited liability company ("ZQ Power-Tech").
ZQ Power-Tech is engaged in the business of designing, manufacturing and marketing rechargeable polymer lithium-ion batteries.

     Certificates for the corporation's common stock that recite the name "Buy It Cheap.com, Inc." will continue to represent shares in the corporation after the Effective Date. If, however, a shareholder wishes to acquire a certificate reciting the name "Advanced Battery Technologies, Inc." after the Effective Date, he may do so by surrendering his certificate to Buy It Cheap.com's transfer agent with a request for a replacement certificate and
the appropriate stock transfer fee.   Buy It Cheap.com's transfer agent is:

                    Continental Stock Transfer & Trust Company
                    17 Battery Place
                    New York, NY 10004
                    Telephone: (212) 509-4000
                    Fax: (212) 509-5150

               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors of Buy It Cheap.com has unanimously adopted a resolution to increase from 20,000,000 to 60,000,000 the number of shares of common stock authorized by the Certificate of Incorporation. The holders of shares representing a majority of Buy It Cheap.com's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after June 22, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The two primary purposes of the increase are (a) to permit the holders of the Series D Preferred Stock to convert their preferred shares for common stock, and (b) to enable Buy It Cheap.com to enter into arrangements for the sale of its equity that are needed in order to fund the implementation of its business plan. Buy It Cheap.com has not entered into any agreement to issue the additional shares, except that it has agreed to issue 2,000,000 shares of common stock (calculated before the reverse stock split described below) to John C. Leo to compensate him for service on the Board of Directors.

     After the Effective Date, the Board of Directors will be authorized to issue the additional 40,000,000 common shares without having to obtain the approval of Buy It Cheap.com's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that Buy It Cheap.com obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Buy It Cheap.com. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Buy It Cheap.com common stock.

     The amendment of the Certificate of Incorporation to increase the authorized common stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Buy It Cheap.com. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of Buy It Cheap.com. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Buy It Cheap.com unattractive to the party seeking control of Buy It Cheap.com. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
            TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

     The Board of Directors of Buy It Cheap.com has unanimously adopted a resolution to file an amendment to Buy It Cheap.com's Certificate of Incorporation that will effect a reverse split of Buy It Cheap.coms' common stock at the ratio of 1:10 (the "Reverse Split"). The holders of shares representing a majority of Buy It Cheap.com voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the shares is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after June 22, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The Amendment to the Certificate of Incorporation provides that each 10 shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of Buy It Cheap.com common stock ("New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash based on a price of $3.50 per share of New Common Stock.

                 Reasons for Approving the Reverse Stock Split

     Buy It Cheap.com intends to seek additional financing to fund its plan for continued growth. The Board of Directors has reviewed various alternatives for additional financing and has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve Buy It Cheap.com's prospects for obtaining additional financing. It is hoped that the Reverse Split will increase the per share market price of the common stock.

     Recently, the market price for Buy It Cheap.com' common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split.

                     General Effect of the Reverse Split

     The New Common Stock will not be different from the common stock held by Buy It Cheap.com's shareholders prior to the Reverse Split. The holders of the New Common Stock will have the same relative rights following the Effective Date as they had before the Effective Date.

     The table below shows the cumulative effect on the capital stock outstanding at May 19, 2004 of three "Transactions:" (a) the increase in authorized common stock described above, (b) the Reverse Split, and (c) the
conversion of the outstanding Series D Preferred Stock into common stock.   The
column labeled "After Transactions" does not reflect any adjustments that may result from the repurchase of fractional shares. We cannot calculate at this time the number of fractional shares that will result from the Reverse Split.

                                       Prior to          After
                                     Transactions     Transactions
Common Stock:                       --------------   --------------
     authorized....................   20,000,000       60,000,000
     issued and outstanding........   19,842,582       10,061,130
     issuable upon conversion of
      Series D Preferred Stock.....   80,611,300                0
Total Voting Power.................  100,611,300       10,061,130

      Exchange of Stock Certificates and Liquidation of Fractional Shares

     On the Effective Date the outstanding certificates representing shares of Buy It Cheap.com's common stock will be automatically converted into certificates representing shares of New Common Stock. Every shareholder who surrenders a certificate representing shares of common stock to Buy It Cheap.com's transfer agent will receive a certificate representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of a fractional share, if any. The transfer agent will charge the shareholders its standard fee for issuing a replacement certificate. Buy It Cheap.com's transfer agent is Continental Stock Transfer & Trust Company. Its address and telephone number appear earlier in this Information Statement.


               RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

     Buy It Cheap.com, Inc. was first incorporated in 1984 under the name "Cellufone Corporation." Since then, prior to any of the actions described in this Information Statement, the corporation has changed its name three times and amended its certificate of incorporation five times. As a result, the complete certificate of incorporation is lengthy and difficult to comprehend. For that reason the Board of Directors and the holders of shares representing a majority of Buy It Cheap.com voting power have given their written consent to the filing of a restated certificate of incorporation. The effect of the restatement will be to integrate into one document all of the provisions of the certificate of incorporation. We will file the Amendment and Restatement with the Secretary of State of Delaware on or after June 22, 2004, and it will become effective on the date of such filing (the "Effective Date").

                           No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the any of the transactions described in this Information Statement.

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